Exhibit 99.1

EPAM Reports Results for First Quarter 2015

First quarter revenues of $200.0 million, up 25% year-over-year
Non-GAAP net income grew more than 34% for the first quarter year-over-year
Newtown, PA - May 6, 2015 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of complex software engineering solutions and a leader in delivery capacity distributed across Central and Eastern Europe, today announced results for its first quarter ended March 31, 2015.
First Quarter 2015 Highlights
Revenues increased to $200 million, up 24.7% over the same period last year and up 33.7% in constant currency year over year and 1.4% sequentially. GAAP income from operations was $22.8 million, an increase of 4.4% compared to $21.9 million in the first quarter of 2014. Non-GAAP income from operations was $33.4 million, an increase of $7.1 million, or 27.1%, from $26.3 million in the first quarter of 2014. Non-GAAP quarterly diluted earnings per share (EPS) was $0.61, up 29.8% from $0.47 in the first quarter of 2014. Quarterly diluted EPS on a GAAP basis was $0.29, down from $0.35 in the year-ago quarter mainly due to non-operating foreign exchange losses.
EPAM reported cash from operations of $6.9 million in the first quarter of 2015, a decrease of $9.3 million compared to the first quarter of 2014.
“We are pleased with our strong financial results for the first quarter of 2015. Our revenue growth is on target with our projections and we continue to see broad-based gains across multiple dimensions of our business. Despite the currency headwinds, we are maintaining our market momentum and remain focused on further differentiating our capabilities and enhancing our offerings.” said Arkadiy Dobkin, CEO and President of EPAM.
Full Year and Second Quarter 2015 Outlook
Based on current conditions, EPAM expects year-over-year revenue growth to be between 21% and 23%. Non-GAAP net income growth for 2015 is expected to be in the range of 20% to 22% year-over-year, with an effective tax rate of approximately 20%. The full year weighted average share count is expected to be approximately 51 million diluted shares outstanding.
For the second quarter of 2015, EPAM expects revenues between $213 million and $215 million, representing a growth rate of 22% to 23% over second quarter 2014 revenues. Second quarter 2015 non-GAAP diluted EPS is expected to be in the range of $0.62 to $0.64 based on an estimated second quarter 2015 weighted average of 51.2 million diluted shares. GAAP diluted EPS is expected to be in the range of $0.30 to $0.32.
Conference Call Information
EPAM will host a conference call to discuss results on Thursday, May 7, 2015 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (international) or 1-201-689-8560 (domestic). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (international) or 1-858-384-5517 (domestic). The passcode for the replay is 13607977. The telephonic replay will be available until May 22, 2015. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM serves clients worldwide utilizing its award-winning global delivery platform and its locations in 19 countries across North America, Europe, Asia and Australia. EPAM was ranked #6 in 2013 America's 25 Fastest-Growing Tech Companies, and #3 in 2014 America's Best Small Companies lists by Forbes Magazine.
For more information, please visit http://www.epam.com.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM's consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenues	$200,045	$160,384
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	125,887	102,454
Selling, general and administrative expenses	46,938	32,359
Depreciation and amortization expense	4,200	3,689
Other operating expenses/(income), net	200	25
Income from operations	22,820	21,857
Interest and other income, net	1,158	976
Foreign exchange income/(loss)	(5,754)	(1,241)
Income before provision for income taxes	18,224	21,592
Provision for income taxes	3,510	4,228
Net income	$14,714	$17,364
Foreign currency translation adjustments	(2,730)	(3,577)
Comprehensive income	$11,984	$13,787

Net income per share:
Basic	$0.31	$0.37
Diluted	$0.29	$0.35
Shares used in calculation of net income per share:
Basic	47,886	46,797
Diluted	51,000	49,207

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of March 31, 2015	As of December 31, 2014
Assets
Current assets
Cash and cash equivalents	$192,363	$220,534
Time deposits	30,000	—
Accounts receivable, net of allowance of $2,618 and $2,181, respectively	104,714	124,483
Unbilled revenues	88,033	55,851
Prepaid and other current assets	14,390	9,289
Employee loans, net of allowance of $0 and $0, respectively, current	2,498	2,434
Deferred tax assets, current	1,817	2,496
Total current assets	433,815	415,087
Property and equipment, net	55,115	55,134
Restricted cash, long-term	114	156
Employee loans, net of allowance of $0 and $0, respectively, long-term	3,806	4,081
Intangible assets, net	45,091	47,689
Goodwill	56,346	57,417
Deferred tax assets, long-term	11,453	11,094
Other long-term assets	3,794	3,368
Total assets	$609,534	$594,026

Liabilities
Current liabilities
Accounts payable	$13,366	$4,641
Accrued expenses and other liabilities	20,579	32,203
Deferred revenue, current	3,061	3,220
Due to employees	29,870	24,518
Taxes payable	16,005	24,704
Contingent consideration, current	33,919	35,524
Contingent liability	92	—
Deferred tax liabilities, current	705	603
Total current liabilities	117,597	125,413
Deferred tax liabilities, long-term	4,106	4,563
Total liabilities	121,703	129,976
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 49,111,297 and 48,748,298 shares issued, 48,692,313 and 48,303,811 shares outstanding at March 31, 2015 and December 31, 2014, respectively	48	48
Additional paid-in capital	241,066	229,501
Retained earnings	275,312	260,598
Treasury stock	(3,811)	(4,043)
Accumulated other comprehensive loss	(24,784)	(22,054)
Total stockholders’ equity	487,831	464,050
Total liabilities and stockholders’ equity	$609,534	$594,026

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$125,887	$(2,484)	$123,403
Selling, general and administrative expenses(2)	$46,938	$(6,712)	$40,226
Income from operations(3)	$22,820	$10,614	$33,434
Operating margin	11.4%	5.3%	16.7%
Net income(4)	$14,714	$16,368	$31,082
Diluted earnings per share(5)	$0.29		$0.61

	Three Months Ended March 31, 2014
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$102,454	$(1,403)	$101,051
Selling, general and administrative expenses(2)	$32,359	$(2,386)	$29,973
Income from operations(3)	$21,857	$4,439	$26,296
Operating margin	13.6%	2.8%	16.4%
Net income(4)	$17,364	$5,680	$23,044
Diluted earnings per share (5)	$0.35		$0.47

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended March 31,
	2015	2014
Selling, general and administrative expenses - Acquisition related	$4,492	$793
Selling, general and administrative expenses - All other	2,158	1,012
Acquisition-related costs	62	581
Total adjustments to GAAP selling, general and administrative expenses	$6,712	$2,386

(3)	Adjustments to GAAP income from operations:

	Three Months Ended March 31,
	2015	2014
Stock-based compensation expense	$9,134	$3,208
reported within cost of revenues	2,484	1,403
reported within selling, general and administrative expenses- acquisition related	4,492	793
reported within selling, general and administrative expenses- all other	2,158	1,012
Acquisition-related costs	62	581
Amortization of purchased intangible assets	1,418	650
Total adjustments to GAAP income from operations	$10,614	$4,439

(4)	Adjustments to GAAP net income:

	Three Months Ended March 31,
	2015	2014
Stock-based compensation expense	$9,134	$3,208
reported within cost of revenues	2,484	1,403
reported within selling, general and administrative expenses- acquisition related	4,492	793
reported within selling, general and administrative expenses- all other	2,158	1,012
Acquisition-related costs	62	581
Amortization of purchased intangible assets	1,418	650
Foreign exchange loss	5,754	1,241
Total adjustments to GAAP net income	$16,368	$5,680

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three months ended March 31, 2015 and 2014.